EXHIBIT 11
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                                          UNITED SERVICES ADVISORS, INC.
                                                    EXHIBIT 11
                                 SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE



                                                                                                      YEAR ENDED JUNE 30,
                                                                                          ------------------------------------------
                                                                                              1995            1994           1993
                                                                                          -----------     -----------    -----------
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Earnings (loss) before extraordinary item ............................................    $(3,890,718)    $   949,640    $    57,559
Extraordinary item ...................................................................           --              --           33,907
                                                                                          -----------     -----------    -----------
Cumulative effect of change in accounting ............................................         43,284         200,420           --
                                                                                          -----------     -----------    -----------
Net earnings .........................................................................    $(3,847,434)    $ 1,150,060    $    91,466
                                                                                          ===========     ===========    ===========

PRIMARY
Weighted average number shares outstanding
    during the year ..................................................................      6,013,393       5,315,862      4,969,449

Add:
    Common  stock  equivalent  shares  (determined  using the  "treasury  stock"
      method) representing shares issuable upon exercise
      of Preferred or Common stock warrants ..........................................           --           149,658           --
  Common stock equivalent shares (determined
      using the "treasury stock" method)
      representing shares issuable upon exercise
      of Preferred or common stock options ...........................................           --           546,631        423,247
                                                                                          -----------     -----------    -----------
   Weighted average number of shares used in
      calculation of primary earnings per share ......................................      6,013,393       6,012,151      5,392,696
                                                                                          ===========     ===========    ===========

Primary earnings (loss) per share
    Net earnings before extraordinary item ...........................................    $     (0.65)    $      0.16    $      0.01
    Extraordinary item ...............................................................           --              0.00           0.01
    Cumulative effect of change in accounting ........................................           0.01            0.03           0.00
                                                                                          -----------     -----------    -----------
    Net Earnings Per Share ...........................................................    $     (0.64)    $      0.19    $      0.02
                                                                                          ===========     ===========    ===========

FULLY DILUTED
Weighted average number of shares outstanding
    during the year ..................................................................      6,013,393      5,315,862,      4,969,449

Add:
    Common  stock  equivalent  shares  (determined  using the  "treasury  stock"
      method) representing shares issuable upon exercise
      of Preferred or Common stock warrants ..........................................           --            90,808         73,265
    Common stock equivalent shares (determined
      using the "treasury stock" method)
      representing shares issuable upon exercise
      of Preferred or common stock options ...........................................           --           478,697        725,583
                                                                                          -----------     -----------    -----------
    Weighted average number of shares used
      in calculation of fully diluted earnings
      per share ......................................................................      6,013,393       5,885,367      5,768,297
                                                                                          ===========     ===========    ===========

Fully diluted earnings (loss) per share
    Net earnings before extraordinary item ...........................................    $     (0.65)    $      0.16    $      0.01
    Extraordinary item ...............................................................           0.00            0.00           0.01
    Cumulative effect of change in accounting ........................................           0.01            0.03           0.00
                                                                                          -----------     -----------    -----------

      Net Earnings Per Share .........................................................    $     (0.64)    $      0.19    $      0.02
                                                                                          ===========     ===========    ===========
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